Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.

Woodbridge, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lime Energy Co. 2008 Long-Term Incentive Plan, as amended, of our report dated March 31, 2015, relating to the consolidated financial statements of Lime Energy Co. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Woodbridge, New Jersey
October 30, 2015